**AXA EQUITABLE**

**AXA Equitable Life Insurance Company**

Enrollment Form/Application

# Accumulator®

Combination fixed and variable deferred annuity
Enrollment Form under Group Annuity Contract No. 2006GAC and Application for Individual Contract
Please make checks payable to: AXA Equitable
Regular Mail: Accumulator, P.O. Box 13014, Newark, NJ 07188-0014
Overnight Mail: Accumulator, c/o JPMorgan Chase, 4 Chase Metrotech Center, 7th Floor West, Attn: Remit One Lockbox 13014, Brooklyn, NY 11245-0001

**For assistance, please call 888-517-9900** **www.axadistributors.com**

## 1. Contract Specifics

**A. Type of Contract** (Please choose one)

☐ Non-Qualified (NQ)
☐ Rollover IRA
☐ Flexible Premium IRA (Contributions for Tax year ____)[1]
☐ Roth Conversion IRA
☐ Flexible Premium Roth IRA (Contributions for Tax year ____)[1]
☐ Qualified Plan Defined Contribution (DC)[2]
☐ Qualified Plan Defined Benefit (DB)[2]
☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)[3]
☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)[3]
☐ Non-spousal QP Direct Rollover to an Inherited IRA BCO[3]

[1] PGB is not available. [2] EEB is not available. [3] GMIB, PGB, GWBL and Special DCA are not available.

**B. Total Initial Contribution(s):** $____________________

Specify Method(s) of Payment:

☐ Check or Wire
☐ 1035 Exchange (from Single Owner Contract, NQ only)
☐ 1035 Exchange (from Joint Owner Contract, NQ only)
☐ CD or Mutual Fund Proceeds (NQ only)
☐ Direct Transfer (IRA or Roth)
☐ Rollover (IRA or Roth)
☐ Direct Rollover (Non-Spousal QP to Inherited IRA only)

## 2. Account Registration (Please print)

**A. Owner** (Must be legal resident of U.S.)

☐ Individual ☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ UGMA/UTMA (State _____ Child's SSN ____________________)
☐ Custodian (IRA/Roth) ☐ Other Non-Natural Owner ☐ Beneficiary of Deceased IRA Owner

☐ Male ☐ Female Date of Birth (mm/dd/yyyy) ____________________ Daytime Phone # ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one) ☐ SSN ☐ EIN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 5.

Email Address

**B. Joint Owner/Successor Owner** (Must be legal resident of U.S.)

- The individual designated below is the Joint Owner unless applying for GWBL. For GWBL you may designate a Successor Owner who is the Owner's spouse for IRA[4] and NQ only.

☐ Male ☐ Female Date of Birth (mm/dd/yyyy) ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Email Address

- If you checked "1035 Exchange from Joint Owner" in Section 1B, you must check "Yes" below.
- Do not check this box if you checked "1035 Exchange from Single Owner."

☐ Yes, Successor Owner will have full ownership rights. Applies to GWBL NQ Certificates/Contracts only.

[4] Inherited IRAs are not available with GWBL.

**C. Annuitant** (If other than Owner.)

☐ Male ☐ Female Date of Birth (mm/dd/yyyy) ________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

**D. Joint Annuitant**

- For NQ 1035 Exchange Certificates/Contracts that are Joint Annuitants who are spouses.
- For Joint Life GWBL Certificates/Contracts with Non-Natural Owner, must be Annuitant's spouse.

☐ Male ☐ Female Date of Birth (mm/dd/yyyy) ________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

## 3. Patriot Act Information

1. Are you a US Citizen? (If "Yes" proceed to question 3.) ☐ Yes ☐ No
2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act permits you to purchase this annuity? ☐ Yes ☐ No

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation ________________ 4. Your Employer ________________

Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

Joint Owner/Successor Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

## 4. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

**A. Primary**

1. ________________ ______%
Primary Beneficiary Name
Relationship to Owner
2. ________________ ______%
Primary Beneficiary Name
Relationship to Owner
3. ________________ ______%
Primary Beneficiary Name
Relationship to Owner

**B. Contingent**

1. ________________ ______%
Contingent Beneficiary Name
2. ________________ ______%
Contingent Beneficiary Name
3. ________________ ______%
Contingent Beneficiary Name

## 5. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City State Zip Code

## 6. Optional Benefit Elections

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that applies to these features before making a selection.

### A. Guaranteed Minimum Income Benefit (GMIB)

STOP Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB) elections are made in this section.

- GMIB is declined unless "Yes" is checked below.
- If you elect GMIB, you may not elect PGB or GWBL.
- Owner issue ages 20–75.

Choose One:

1. 6% GMIB with Annual Reset
   - ☐ Yes, I wish to elect 6% GMIB and Greater of 6% Roll Up to age 85 or Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6% GMIB and Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6% GMIB and Standard GMDB
2. 6½% GMIB with Annual Reset
   - ☐ Yes, I wish to elect 6½% GMIB and Greater of 6½% Roll Up to age 85 or Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6½% GMIB and Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6½% GMIB and Standard GMDB

**Annual Reset Election** — Optional

1. ☐ Automatic Reset Program Reset my Roll Up Benefit Base(s) every year that I am eligible.
2. ☐ Customized Reset Program Reset my Roll Up Benefit Base(s) each year up to and including the contract anniversary date in the year _______ only. I understand that resets will only occur during this time period if I am eligible.

If you elected GMIB, skip to Section 6E for the opportunity to elect EEB, *otherwise, proceed to Section 7.*

### B. Guaranteed Withdrawal Benefit for Life (GWBL)

STOP GWBL allows owners to allocate contributions only among the Asset Allocation Investment Options, GIO and/or Special DCA.

- GWBL is declined unless "Yes" is checked below.
- If you elect GWBL, you may not elect GMIB, PGB or EEB.
- You may only make one election in this section.

☐ Yes, I wish to elect the GWBL Rider with the Standard Death Benefit — Owner issue ages 45–85

☐ Yes, I wish to elect the GWBL Rider with the Enhanced Death Benefit — Owner issue ages 45–75

**Type of GWBL Contract**

☐ Single Life

☐ Joint Life — Spousal Only (Not available for QP Certificates/Contracts. Must indicate Successor Owner in Section 2B. If Non-Natural Owner, indicate Joint Annuitant in Section 2D.)

### C. Principal Guarantee Benefit (PGB)

STOP If you elect PGB, you must make a GMDB election in Section 6D.

- PGB is declined unless "Yes" is checked below.
- If you elect PGB, you may not elect GMIB or GWBL.

☐ Yes, I wish to elect the 100% PGB: Owner must allocate funds among the Asset Allocation Investment Options, GIO and/or Special DCA.

☐ Yes, I wish to elect the 125% PGB: Owner must allocate funds among the AXA Moderate Allocation Investment Option, GIO and/or Special DCA.

### D. Guaranteed Minimum Death Benefit (GMDB)

STOP If you elected GMIB or GWBL do not complete this section.

- If you did not elect GMIB or GWBL, this section is MANDATORY.
- For Owner issue ages 81–85, the Certificate/Contract will be issued with Standard GMDB.

☐ Standard – Owner issue ages 0–85

☐ Annual Ratchet to age 85 – Owner issue ages 0–75

☐ Greater of 6% to age 85 or Annual Ratchet to age 85 – Owner issue ages 0–70

☐ Greater of 6½% to age 85 or Annual Ratchet to age 85 – Owner issue ages 0–70

☐ Greater of 3% to age 85 or Annual Ratchet to age 85 – Owner issue ages 71–80

### E. Earnings Enhancement Benefit (EEB)

EEB is declined unless "Yes" is checked below.

- If you elect EEB, you may not elect GWBL.

☐ Yes, I wish to elect the EEB — Owner issue ages 0–75.

## 7. Broker Transfer Authorization

☐ **Yes**, by signing this application, I hereby designate my registered representative named in Section 15 to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

## 8. Dollar Cost Averaging *(Optional)*

Dollar Cost Averaging (DCA) options — You may choose either Special or General Dollar Cost Averaging.

- Your DCA option is elected below and if you are not allocating 100% of your initial contribution to a DCA option, the balance of your initial contribution is allocated among the Investment Selections in Section 9 Column A.
- Your DCA contribution will be transferred to the Investment Selections in Section 9 Column B according to the instructions below.

**A. Special Dollar Cost Averaging** (Special DCA) — Check box for one time period and specify an allocation percentage or dollar amount.

- Note: Not available with Inherited IRA/Roth IRA.

☐ 3-months: 100% Allocation or ____% or $____________

☐ 6-months: 100% Allocation or ____% or $____________

☐ 12-months: 100% Allocation or ____% or $____________

- In Section 9, you must complete the DCA Allocation Column B for amounts to be transferred (Column B must total 100%).
- If allocating 100% of your initial contribution to Special DCA above your requirement to complete Column A is fulfilled.
- If only allocating a portion of your initial contribution to Special DCA above, you must ALSO complete the initial Contribution Allocation Column A for the remaining amount of your initial contribution (Column A must total 100%).

---

**B. General Dollar Cost Averaging** (General DCA) You may choose only one of the options listed below.

1. ☐ Guaranteed Interest Option (GIO*) — Interest Sweep Option
   - By selecting the box above (GIO – Interest Sweep Option), up to 25% of your contribution may be allocated to the GIO and the interest will sweep monthly to the funds selected.
   - For your initial contribution, you must complete Contribution Allocation Column A (must total 100%) including an allocation to the GIO. The amount allocated to the GIO must be a minimum of $7,500 but may not exceed 25% of your contribution.
   - You must complete the DCA Allocation Column B for the amounts to be transferred (Column B must total 100%).
   - *The maximum allocation to the GIO is 25% of your contribution.*
2. Fixed Period Option —
   - Check one of the boxes below for the Investment Selection from which funds will be transferred monthly and specify the transfer period in the blank.

   Choose one: ☐ GIO* _____(months) or ☐ EQ/Money Market* _____(months)

   - If selecting the GIO box above, up to 25% of your contribution may be allocated to the GIO in Column A which will then DCA to the funds selected in Column B.
   - If selecting the EQ/Money Market box above, up to 100% of your contribution may be allocated to the EQ/Money Market in Column A which will then DCA to the funds selected in Column B.
   - For your initial contribution, you must complete Contribution Allocation Column A (must total 100%) including a minimum allocation of $5,000 to either the GIO or the EQ/Money Market. The amount allocated to GIO may not exceed 25% of your contribution.
   - You must complete the DCA Allocation Column B for the amounts to be transferred (Column B must total 100%).
   - *The maximum allocation to the GIO is 25% of your contribution.*

* Contributions allocated to this Investment Option will cause the Rollup portion of your GMIB/GMDB benefit base to grow at 3% (if elected).

## 9. Investment Selection

**Contribution Allocation** — You must allocate your initial contribution among Fixed Account and/or VIOs below using the Contribution Allocation column A, which must total 100%. All future Contributions will be allocated according to the percentages below unless instructed otherwise by you.

**DCA Allocation** — See instructions in Section 8.

^ Contributions allocated to this Investment Option will cause the Rollup portion of your GMIB/GMDB benefit base to grow at 3% (if elected).

| A. Contribution Allocation % (Required) | | B. DCA Allocation % (Optional) |
|---|---|---|
| | **Fixed Account — Percentages must be whole numbers** | |
| ____% | Guaranteed Interest Option (GIO)* | N/A % |
| | *The maximum allocation to GIO is 25% of your Contribution.* | |
| | **Variable Investment Options — Percentages must be whole numbers** | |
| | **Asset Allocation** | |
| | AXA Allocation Portfolios | |
| ____% | AXA Conservative Allocation (1715) | ____% |
| ____% | AXA Conservative-Plus Allocation (1716) | ____% |
| ____% | AXA Moderate Allocation (1717) | ____% |
| ____% | AXA Moderate-Plus Allocation (1718) | ____% |
| ____% | AXA Aggressive Allocation[1] (1719) | ____% |
| | Other Asset Allocation | |
| ____% | EQ/Franklin Templeton Founding Strategy[1] (2032) | ____% |
| | **Large Cap (Growth)** | |
| ____% | EQ/AllianceBernstein Large Cap Growth (1691) | ____% |
| ____% | EQ/Calvert Socially Responsible (1696) | ____% |
| ____% | EQ/Capital Guardian Growth (1713) | ____% |
| ____% | EQ/Capital Guardian Research (1698) | ____% |
| ____% | EQ/Evergreen Omega (1701) | ____% |
| ____% | EQ/Large Cap Growth PLUS (1709) | ____% |
| ____% | EQ/Marsico Focus (1707) | ____% |
| ____% | EQ/Montag & Caldwell Growth (1724) | ____% |
| ____% | EQ/T. Rowe Price Growth Stock (1722) | ____% |
| ____% | Multimanager Aggressive Equity (1685) | ____% |
| ____% | Multimanager Large Cap Growth (1679) | ____% |
| | **Large Cap (Blend)** | |
| ____% | EQ/AllianceBernstein Common Stock (1686) | ____% |
| ____% | EQ/Davis New York Venture (1835) | ____% |
| ____% | EQ/Equity 500 Index (1700) | ____% |
| ____% | EQ/JPMorgan Value Opportunities (1711) | ____% |
| ____% | EQ/Large Cap Core PLUS (1710) | ____% |
| ____% | EQ/Legg Mason Value Equity (1742) | ____% |
| ____% | EQ/Lord Abbett Large Cap Core (1736) | ____% |
| ____% | EQ/Oppenheimer Main Street Opportunity (1840) | ____% |
| ____% | EQ/UBS Growth and Income (1725) | ____% |
| ____% | Multimanager Large Cap Core Equity (1678) | ____% |
| | **Large Cap (Value)** | |
| ____% | EQ/AllianceBernstein Value (1694) | ____% |
| ____% | EQ/BlackRock Basic Value Equity (1708) | ____% |
| ____% | EQ/Boston Advisors Equity Income (1723) | ____% |
| ____% | EQ/Lord Abbett Growth and Income (1735) | ____% |
| ____% | EQ/Mutual Shares (1838) | ____% |
| ____% | EQ/Van Kampen Comstock (1738) | ____% |
| ____% | Multimanager Large Cap Value (1680) | ____% |

| A. Contribution Allocation % (Required) | | B. DCA Allocation % (Optional) |
|---|---|---|
| | **Mid Cap (Growth)** | |
| ____% | EQ/AllianceBernstein Small Cap Growth (1693) | ____% |
| ____% | EQ/FI Mid Cap (1702) | ____% |
| ____% | EQ/Van Kampen Mid Cap Growth (1739) | ____% |
| ____% | Multimanager Mid Cap Growth (1681) | ____% |
| | **Mid Cap (Blend)** | |
| ____% | EQ/Ariel Appreciation II (1740) | ____% |
| ____% | EQ/Mid Cap Value PLUS (1703) | ____% |
| | **Mid Cap (Value)** | |
| ____% | EQ/Lord Abbett Mid Cap Value (1737) | ____% |
| ____% | Multimanager Mid Cap Value (1682) | ____% |
| | **Small Cap (Growth)** | |
| ____% | Multimanager Small Cap Growth (1726) | ____% |
| | **Small Cap (Blend)** | |
| ____% | EQ/Oppenheimer Main Street Small Cap (1841) | ____% |
| ____% | EQ/Small Company Index (1714) | ____% |
| ____% | Multimanager Small Cap Value (1706) | ____% |
| | **Small Cap (Value)** | |
| ____% | EQ/Franklin Small Cap Value (1837) | ____% |
| ____% | EQ/GAMCO Small Company Value (1727) | ____% |
| | **International[1]** | |
| ____% | EQ/AllianceBernstein International (1689) | ____% |
| ____% | EQ/BlackRock International Value (1712) | ____% |
| ____% | EQ/International Core PLUS (1696) | ____% |
| ____% | EQ/International Growth (1731) | ____% |
| ____% | Multimanager International Equity (1677) | ____% |
| | **Diversified Emerging Markets** | |
| ____% | EQ/Van Kampen Emerging Markets Equity (1699) | ____% |
| | **World Stock** | |
| ____% | EQ/Oppenheimer Global (1839) | ____% |
| ____% | EQ/Templeton Growth (1842) | ____% |
| | **World Bond** | |
| ____% | EQ/Evergreen International Bond (1741) | ____% |
| | **Specialty** | |
| ____% | EQ/AXA Rosenberg Value Long/Short Equity[1] (1720) | ____% |
| ____% | EQ/Franklin Income[1] (1836) | ____% |
| ____% | EQ/GAMCO Mergers and Acquisitions[1] (1730) | ____% |
| ____% | EQ/Van Kampen Real Estate (2047) | ____% |
| ____% | Multimanager Health Care (1676) | ____% |
| ____% | Multimanager Technology (1683) | ____% |

(Continues on next page)

| A. Contribution Allocation % (Required) | Fixed Income[1] | B. DCA Allocation % (Optional) |
|---|---|---|
| ________% | EQ/AllianceBernstein Intermediate Government Securities (1688) | ________% |
| ________% | EQ/AllianceBernstein Quality Bond (1692) | ________% |
| ________% | EQ/Caywood-Scholl High Yield Bond (1729) | ________% |
| ________% | EQ/JPMorgan Core Bond (1704) | ________% |
| ________% | EQ/Long Term Bond (1732) | ________% |
| ________% | EQ/PIMCO Real Return (1733) | ________% |
| ________% | EQ/Short Duration Bond (1734) | ________% |
| ________% | Multimanager Core Bond (1675) | ________% |
| ________% | Multimanager High Yield (1684) | ________% |

| A. Contribution Allocation % (Required) | Money Market | B. DCA Allocation % (Optional) |
|---|---|---|
| ________% | EQ/Money Market* (1690) | ________% |

**Column(s) A: ________% Contribution Allocation Total**

**Column(s) B: ________% DCA Allocation Total**

STOP **Please confirm Column A and Column B (if elected) EACH total 100%.**

- * Note: If you elected GWBL or 100% PGB you may only allocate among "GIO" and /or the "Asset Allocation" investment options.
- * If you elected 125% PGB you may only allocate among "GIO" and/or the "AXA Moderate Allocation" investment option

[1] Classification/grouping based on AXA Equitable's classification.

Classifications based on Morningstar® categories, as of 12/31/07, except where otherwise noted. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

## 10. Fund Rebalancing (Optional)

You may not elect Rebalancing if you allocate 100% of your contribution to only one investment option; we cannot rebalance one option. Additional Variable Investment Option (VIO) and GIO transfers you make will not modify or cancel the scheduled rebalancing.

☐ Option 1: VIO only. This option only rebalances funds allocated to VIOs. You may not elect this Rebalancing option if you elect General DCA Fixed Period Option from the EQ/Money Market.
☐ Quarterly ☐ Semi-Annually or ☐ Annually

☐ Option 2: VIO and GIO. You may not elect this Rebalancing option if you elect any DCA.
☐ Quarterly ☐ Semi-Annually or ☐ Annually

The Rebalancing Program will use the Contribution Allocations provided in Section 9 Column A. Any changes to this program must be in writing. Rebalancing will be on the same day of the month as the Contract Date.

## 11. Current Insurance

1. Do you have any other existing life insurance or annuities?

☐ Yes ☐ No

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued?

☐ Yes ☐ No

If Yes, complete the following:

| Company | Type of Plan | Year Issued | Certificate/Contract Number |
|---|---|---|---|
| | | | |
| | | | |
| | | | |

## 12. Contract State

The Contract State is your state of primary residence (Owner's primary residential address from Section 2) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply, the application must be signed in your state of Primary Residence, unless we approve another state.

## 13. Fraud Warnings

Arkansas/New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Colorado/District of Columbia/Kentucky/Louisiana/Maine/Tennessee: It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. • Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony. • Ohio: Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • All other states (except Virginia): Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

## 14. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- Account value(s) attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.
- In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Certificate/Contract does not provide additional benefits.
- Under penalty of perjury, I certify that the Tax Identification Number in Section 2 is correct.
- All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority.
- No registered representative has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Certificate/Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Certificate/Contract generally apply for the duration of the Certificate/Contract.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- No optional benefits are elected unless I checked the appropriate boxes in Section 6. Some elections may not be changed after the contract has been issued to me.
- There are additional charges for an optional benefit elected in Section 6.
- Withdrawals under the Certificate/Contract may reduce my Benefit Base.
- GWBL may be of limited use if I do not take withdrawals. In addition, unless I elect the Automatic RMD services and comply with the conditions set forth in the Certificate/Contract, the GWBL when elected in conjunction with IRA or QP Certificates/Contracts may have limited usefulness because partial withdrawals made to satisfy minimum distribution rules might reduce the Benefit Base.
- The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit base will be in the form of lifetime periodic payments only.
- Depending on my/our age, a GMIB, PGB and GDMB elected in Section 6 may be of limited usefulness because federal income tax lifetime required minimum distributions begins after age 70½ and such distributions that are withdrawn from the Certificate/Contract may significantly reduce the benefit.
- The annual reset when elected in conjunction with the GMIB may result in: a new 10-year waiting period to exercise the GMIB, which may be started beginning on each Contract Date Anniversary that the Roll Up Benefit Base is reset; the charge for the "greater of" GMDB and the GMIB may increase depending on the terms of my Certificate/Contract as of the Contract Date Anniversary following each reset. If my Annuity Account Value does not exceed my GMIB Rollup to age 85 benefit base on any Contract Anniversary, no reset will occur. To cancel my reset request I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable's processing office at least 30 days prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Certificates/Contracts, eligibility to reset the roll up benefit base is based on the age of the older owner. My GMIB benefit can no longer be exercised 30 days after the contract anniversary following my 85th birthday. There will be no further ratchets, roll ups or resets to my GMIB benefit base after that time.

I acknowledge that I have received the most current prospectus for Accumulator. After reviewing my financial information and goals with my Registered Representative, I believe that this Certificate/Contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

☐ **Yes.** By checking this box, providing my e-mail address, and signing the enrollment form/application below, I am enrolling in AXA Equitable's Electronic Delivery Service. I understand that I will receive all statements, confirms and prospectus mailings electronically.

When you sign this enrollment form/application, you are agreeing to the elections that you have made in this enrollment form/application and acknowledge that you understand the terms and conditions set forth in this enrollment form/application.

**X** ______________________________________________

Proposed Owner's Signature Signed at | City, State | Date

**X** ______________________________________________

Proposed Annuitant's Signature (if other than Owner) Signed at: | City, State | Date

**X** ______________________________________________

Proposed Joint Owner's Signature (if other than Annuitant) Signed at | City, State | Date

**X** ______________________________________________

Proposed Joint Annuitant's Signature (if other than Owner) Signed at: | City, State | Date

## 15. Registered Representative Section

1. Does the Proposed Insured have any existing life insurance or annuity contracts? . . . . . . . . . . . . . . . . . . ☐ Yes ☐ No
2. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? . . . . . . . . . . . . . ☐ Yes ☐ No
3. Did you verify the identity by reviewing the driver's license/passport of each Owner/Annuitant, inquire about the source of the customer's assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official? . . . . . . . . . . . . . . . . . . ☐ Yes ☐ No
4. Is the Proposed Insured currently an Active Duty* Member of the Armed Forces? . . . . . . . . . . . . . . . . . . ☐ Yes ☐ No

(If "Yes", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* "Active Duty" means full-time in the active military service of the United State and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ______________________________________________

Primary Registered Representative Signature | Social Security Number or Rep. Code

______________________ ______ % ( ) -

Print Name | Phone Number

Client Account Number at Broker-Dealer | Email Address | Broker-Dealer Name

X ______________________________________________

Secondary Registered Representative Signature | Social Security Number or Rep. Code

______________________ ______ % ( ) -

Print Name | Phone Number

Registered Representative Use Only. Contact your home office for program information. ☐ Option I ☐ Option II ☐ Option III ☐ Option IV ☐ Option V (Once selected, program cannot be changed.)